NeoPhotonics Reports First Quarter 2021 Financial Results

•    Products for 400G and above applications grew 134% year-over-year
•    Revenue, Gross Margin & Operating profit above mid-point of guidance
•     Announced successful completion of 2,000 hours of high temperature reliability testing for QSFP-DD 400ZR modules, plus successful demonstrations in fully populated Ethernet switch

SAN JOSE, Calif. — April 29, 2021 - NeoPhotonics Corporation (NYSE: NPTN), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its first quarter of 2021.

“NeoPhotonics again delivered strong results in the first quarter, as we transition our business to cloud-centric. We demonstrated transmission of 400G data rates over 800 km using our 400ZR+ coherent modules,” said Tim Jenks, NeoPhotonics CEO. “We are excited about the prospects these modules are demonstrating for the next generation of highest speed over distance interconnects,” concluded Mr. Jenks.

First Quarter 2021 Summary

•    Revenue was $60.9 million, down 11% quarter-over-quarter and 37% year-over-year
•    Gross margin was 21.9%, down from 22.7% in the prior quarter
•    Non-GAAP gross margin was 22.4%, down from 24.7% in the prior quarter
•    Net loss per share was $0.21, compared to net loss of $0.23 per share in the prior quarter
•    Non-GAAP net loss per share was $0.15, compared to Non-GAAP net loss of $0.14 per share in the prior quarter
•    Adjusted EBITDA was negative $0.7 million, up from a negative $4.5 million in the prior quarter

Non-GAAP results in the first quarter of 2021 exclude a net gain of $0.6 million on a reduction in materials reserves, and expenses of $3.3 million of stock-based compensation, $0.5 million of accelerated depreciation, amortization and other charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

As of March 31, 2021, cash and cash equivalents, short-term investments and restricted cash totaled $111 million.

Outlook for the Quarter Ending June 30, 2021

	GAAP	Non-GAAP
Revenue	$59 to $65 million
Gross Margin	15% to 19%	17% to 21%
Operating Expenses	$25 to $26 million	$22.5 to $23.5 million
Earnings per share	($0.35) to ($0.25)	($0.30) to ($0.20)

The non-GAAP outlook for the second quarter of 2021 excludes the expected impact of stock-based compensation expense of approximately $3.3 million, of which $0.7 million is estimated for cost of goods sold, accelerated depreciation and amortization of $0.4 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.

A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in key countries; possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; potential governmental trade actions; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the

Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing conditions in the industry or negotiating leverage of buyers; the impact of any previous or future acquisitions or divestitures of assets and related product lines; the discontinuance or end of life of products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry, the cloud and datacenter industry, or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Reports on Form 10-K for the year ended December 31, 2020. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

©2021 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Mar. 31, 2021	Dec. 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$83,068	$95,117
Short-term investments	27,671	27,669
Restricted cash	488	489
Accounts receivable, net	39,975	45,232
Inventories	46,373	46,901
Prepaid expenses and other current assets	15,425	20,173
Total current assets	213,000	235,581
Property, plant and equipment, net	60,977	66,765
Operating lease right-of-use assets	13,315	13,823
Purchased intangible assets, net	1,280	1,468
Goodwill	1,115	1,115
Other long-term assets	4,808	4,912
Total assets	$294,495	$323,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,538	$43,539
Current portion of long-term debt	3,026	3,232
Accrued and other current liabilities	32,672	42,053
Total current liabilities	73,236	88,824
Long-term debt, net of current portion	29,047	30,327
Operating lease liabilities, noncurrent	13,974	14,522
Other noncurrent liabilities	8,580	9,584
Total liabilities	124,837	143,257

Stockholders’ equity:
Common stock	128	126
Additional paid-in capital	599,744	597,460
Accumulated other comprehensive income (loss)	(608)	1,735
Accumulated deficit	(429,606)	(418,914)
Total stockholders’ equity	169,658	180,407
Total liabilities and stockholders’ equity	$294,495	$323,664

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020
Revenue	$60,926	$68,193	$97,401
Cost of goods sold (1)	47,587	52,743	67,675
Gross profit	13,339	15,450	29,726
Gross margin	21.9%	22.7%	30.5%
Operating expenses:
Research and development (1)	13,098	15,251	11,884
Sales and marketing (1)	3,865	3,999	3,659
General and administrative (1)	7,294	7,219	6,789
Acquisition and asset sale related costs	163	875	12
Restructuring charges	—	15	—
Litigation Settlement	—	(2,988)	—
Gain on asset sale	—	(1,044)	—
Total operating expenses	24,420	23,327	22,344
Income (loss) from operations	(11,081)	(7,877)	7,382
Interest income	105	41	98
Interest expense	(227)	(240)	(378)
Other income (expense), net	1,143	(3,416)	1,198
Total interest and other income (expense), net	1,021	(3,615)	918
Income (loss) before income taxes	(10,060)	(11,492)	8,300
Income tax provision	(632)	(3)	(1,993)
Net income (loss)	$(10,692)	$(11,495)	$6,307
Basic net income (loss) per share	$(0.21)	$(0.23)	$0.13
Diluted net income (loss) per share	$(0.21)	$(0.23)	$0.12
Weighted average shares used to compute basic net income (loss) per share	50,717	50,256	48,615
Weighted average shares used to compute diluted net income (loss) per share	50,717	50,256	50,617

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$548	$540	$537
Research and development	862	862	758
Sales and marketing	554	570	530
General and administrative	1,313	1,287	693
Total stock-based compensation expense	$3,277	$3,259	$2,518

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020
NON-GAAP GROSS PROFIT:
GAAP gross profit	$13,339	$15,450	$29,726
Stock-based compensation expense	548	540	537
Amortization of purchased intangible assets	185	185	184
Depreciation of acquisition-related fixed asset step-up	(6)	(6)	(12)
End-of-life related inventory write-down	(577)	—	—
Accelerated depreciation	174	515	—
Restructuring charges	—	161	—
Non-GAAP gross profit	$13,663	$16,845	$30,435
Non-GAAP gross margin as a % of revenue	22.4%	24.7%	31.2%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$24,420	$23,327	$22,344
Stock-based compensation expense	(2,729)	(2,719)	(1,981)
Depreciation of acquisition-related fixed asset step-up	(25)	(28)	(29)
Acquisition and asset sale related costs	(163)	(875)	(12)
Restructuring charges	—	(15)	—
Litigation settlement	—	2,988	—
Gain on asset sale	—	1,044	—
Non-GAAP total operating expenses	$21,503	$23,722	$20,322
Non-GAAP total operating expenses as a % of revenue	35.3%	34.8%	20.9%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$(11,081)	$(7,877)	$7,382
Stock-based compensation expense	3,277	3,259	2,518
Amortization of purchased intangible assets	185	185	184
Depreciation of acquisition-related fixed asset step-up	19	22	17
Acquisition and asset sale related costs	163	875	12
End-of-life related inventory write-down	(577)	—	—
Accelerated depreciation	174	515	—
Restructuring charges	—	176	—
Litigation settlement	—	(2,988)	—
Gain on asset sale	—	(1,044)	—
Non-GAAP income (loss) from operations	$(7,840)	$(6,877)	$10,113
Non-GAAP operating margin as a % of revenue	(12.9)%	(10.1)%	10.4%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$(10,692)	$(11,495)	$6,307
Stock-based compensation expense	3,277	3,259	2,518
Amortization of purchased intangible assets	185	185	184
Depreciation of acquisition-related fixed asset step-up	19	22	17
Acquisition and asset sale related costs	163	875	12
End-of-life related inventory write-down	(577)	—	—
Accelerated depreciation	174	515	—
Restructuring charges	—	176	—
Litigation settlement	—	(2,988)	—
Gain on asset sale	—	(1,044)	—
Income tax effect of Non-GAAP adjustments	(2)	3,255	26
Non-GAAP net income (loss)	$(7,453)	$(7,240)	$9,064
Non-GAAP net income (loss) as a % of revenue	(12.2)%	(10.6)%	9.3%

ADJUSTED EBITDA:
GAAP net income (loss)	$(10,692)	$(11,495)	$6,307
Stock-based compensation expense	3,277	3,259	2,518
Amortization of purchased intangible assets	185	185	184
Depreciation of acquisition-related fixed asset step-up	19	22	17
Acquisition and asset sale related costs	163	875	12
End-of-life related inventory write-down	(577)	—	—
Accelerated depreciation	174	515	—
Restructuring charges	—	176	—
Litigation settlement	—	(2,988)	—
Gain on asset sale	—	(1,044)	—
Interest expense, net	122	199	280
Income tax provision	632	3	1,993
Depreciation expense	6,003	5,831	6,473
Adjusted EBITDA	$(694)	$(4,462)	$17,784
Adjusted EBITDA as a % of revenue	(1.1)%	(6.5)%	18.3%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$(0.21)	$(0.23)	$0.13
GAAP diluted net income (loss) per share	$(0.21)	$(0.23)	$0.12
Non-GAAP basic net income (loss) per share	$(0.15)	$(0.14)	$0.19
Non-GAAP diluted net income (loss) per share	$(0.15)	$(0.14)	$0.17

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	50,717	50,256	48,615
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	50,717	50,256	50,617
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	50,717	50,256	52,406

Contacts
NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com